EXHIBIT 10.2

LEASE AGREEMENT

This Lease Agreement ("Lease") executed this March 6, 2009, by and between Paramount Finance Corporation (hereinafter referred to as "Lessor" or "Landlord"), and Divine Skin, Inc. a Florida Corporation, and DS Laboratories, a Florida Corporation, and Daniel Khesin whose Social Security Number is _________________, and Leonid Smirnov whose Social Security Number is _________________, (hereinafter referred to as "Lessee" or "Tenant").

WITNESSETH:

That Lessor hereby exclusively leases to Lessee, and Lessee hereby leases from Lessor, the certain premises designated as the Forth Floor and Sixth Floor of the office building located at 1135 Kane Concourse, Bay Harbor FL. 33154 (hereinafter referred to as the "Premises") located at 1135 Kane Concourse, Bay Harbor, FL 33154 (the "Property") located upon a certain parcel property in Miami Dade County, Florida and more particularly described as Exhibit "A" (hereinafter referred to as the "Property") for the rent and on the terms and conditions set forth herein below.

1.

Premises. The premises consist of the entire 4th Floor and 6th Floor at 1135 Kane Concourse, Bay Harbor Islands, FL 33154.

2.

Term. The initial term of this Lease (the "Initial Term") shall be for a term of three (3) years commencing on April 1, 2009 (the "Commencement Date") and ending at 12.00 noon on March 31, 2012 unless sooner terminated or otherwise extended as hereinafter provided. As used herein, the term "Lease Year" shall mean a calendar year consisting of twelve (12) consecutive months.

3.

Rent. The annual base rent (the "Base Rent") for the first lease year of the initial term of this lease shall be Eighty Seven Thousand Dollars ($87,000.00), plus applicable sales or use taxes, to be paid to Lessor in equal monthly installments of Seven Thousand Two Hundred Fifty Dollars ($7,250.00), plus applicable sales or use tax, in advance on the first day of each calendar month during the first lease year of this Lease commencing on April 1, 2009.

The annual Base Rent for the second lease year of this lease after the expiration of the first lease year, commencing on the first day of the second lease year, shall be Ninety-Six Thousand Dollars ($96,000.00), plus applicable sales or use taxes, to be paid to Lessor in equal monthly installments of Eight Thousand Dollars ($8,000.00), plus applicable sales or use tax, in advance on the first day of each calendar month during the second lease year of this Lease commencing on April 1, 2010.

The annual Base Rent for the third lease year of this lease after the expiration of the second lease year, commencing on the first day of the third lease year, shall be Ninety-Nine Thousand Eight Hundred Forty Dollars ($99,840.00), plus applicable sales or use taxes, to be paid to Lessor in equal monthly installments of Eight Thousand Dollars ($8,320.00), plus applicable sales or use tax, in advance on the first day of each calendar month during the third lease year of this Lease commencing on April 1, 2011.

Lessee agrees to pay Lessor rent as and when required hereunder, without deductions or setoffs and without prior demand therefore, at P.O. Box 402188, Miami Beach, FL 33140 or such other address as Lessor shall notify Lessee in writing. Lessee will deliver to Lessor $7,757.50 representing first month's rent and sales tax on or before April 1, 2009. Without limiting the rights of the Lessor under this Lease, any rent or other sums due from Lessee under this Lease which is not paid to Lessor within ten (10) days of its due date shall bear a ten percent (10%) late charge, computed on the amount due. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

4.

Security Deposit.  (a)  Lessee, shall concurrently with the execution of the Lease, deliver to Lessor a check in the sum of Sixteen Thousand ($16,000.00) DOLLARS, to be held as collateral security for the payment of any rent and other sums of money payable by Lessee under this lease and for the faithful performance of all other covenants and agreements of Lessee hereunder, the amount of said deposit, without interest, to be repaid to Lessee after the termination of this Lease and any renewal thereof, provided Lessee shall have made all such payments and performed all such covenants and agreements. Upon any rent default by Lessee hereunder all or part of said deposit may, at Lessor's sole option, be applied on account of such default, and thereafter Lessee shall promptly restore the resulting deficiency in said deposit. Should Lessor retain said deposit on account of default, the deposit shall in no way be construed as liquidated damages, and Lessor reserves Lessor's right to seek any additional damages sustained from default by Lessee. Lessee hereby waives the benefit of any provision of law requiring such deposit to be held in escrow or in trust, and said deposit shall be deemed to be the property of Lessor.

(b)

Lessor shall deliver the funds deposited hereunder by Lessee to the purchaser of Lessor's interest in the Property in the event that such interest be sold and thereupon Lessor shall be discharged from any further liability with respect to such deposit, and this provision shall also apply to any subsequent transferees.

5.

Delay in Possession. In the event that Lessor is unable to deliver the Premises ready for occupancy by Lessee on the Commencement Date, for any reason, then Lessor agrees to deliver the Premises to Lessee as soon as possible thereafter, and the rental due under this Lease will be abated proportionately and Lessee will be relieved of liability for paying same during such time Lessee does not have possession, but nothing herein shall operate to extend the term of this Lease beyond the agreed expiration date and said abatement in rent shall be Lessee's sole remedy for any loss or damage to Lessee on account of said delay in obtaining possession of the Premises. If the Premises are not delivered to Lessee within sixty (60) days after the Commencement Date, then Lessee may at any time thereafter prior to delivery, terminate this Lease upon delivery of written notice to the Lessor, and upon such termination, Lessor and Lessee shall be released and discharged from all liability and obligations under this Lease and Lessee shall receive a refund of any security deposit paid hereunder. Lessor shall not be liable to Lessee for the failure to deliver possession of the Premises on the Commencement Date, for the failure to deliver possession of the Premises on the Commencement Date, nor shall such failure affect the validity of this lease, unless terminated by Lessee as provided above.

6.

Insurance. At all times while this Lease is in effect, Lessee shall maintain, at Lessee's expense: (I) broad form public liability insurance covering the Premises and Lessee's operation in or about the same for not less than One Million Dollars ($1,000,000) for loss of life and personal injury to any one person and not less than Five Hundred Thousand Dollars ($500,000) for property damage arising out of any one accident or occurrence. Such policies shall specifically name Lessor as an additional insured, shall be with such companies, and on such forms as Lessor may require, shall contain an endorsement by the insurer agreeing to cancel or modify any such policy without (30) days written notice to Lessor, and shall contain a waiver of all rights of subrogation of the insurer against Lessor, its offices, agents, employees and representatives. Lessee shall provide Lessor with proof of such insurance coverage prior to the Commencement Date of this Lease and immediately upon the renewal or change in any policy provided hereunder.

7.

Utilities. Electricity, Water and Air Conditioning fees shall be the sole responsibility of Lessee. Lessee shall reimburse Lessor for its pro-rata share of electric charges as well as water usage, sewer usage and trash charges. Initially, the electrical pro-ration will be based on 1/6 {one sixth) of the total electrical charges per month per floor of occupancy, and the water, sewer and trash pro-ration will be based on 1/6 (one sixth) the total monthly charges per floor of occupancy. Since Lessee is leasing two floors, its total required contribution will be one third (1/3) of the total electric and water, sewer and trash bill monthly. Respective reimbursements are do and payable within 15 days of being presented with charges for same.

8.

Service. The following utility services for the use of the Premises shall be available to Lessee: electrical current for normal office use; and water in such amounts as is necessary for lavatory and like purposes. In no event shall Lessor be liable for the quality, quantity, failure or interruption of such services to the Premises. Lessee also understands that the subject property was built in 1968 and will require certain maintenance including but not limited to the elevators, roof, parking lot, building façade, window, and the like from time to time, which may cause certain inconveniences to the Lessee. The failure or interruption of any of said services or use shall not be the responsibility of Lessor, and Lessee shall have no claims or rights of setoff against the payment of rent or any other sums due from Lessee under this lease or against Lessor for any failure or interruption of said services, unless cause by the negligence of Lessor, its employees, agents, contractors, or servants.

9.

Increase in Insurance. Lessee will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept into or on the Premises which shall increase the rate of public liability or fire insurance on the building or on the property located therein. If by reason of the failure of Lessee to comply with the terms of this lease, or by reason of the manner of use of the premises by Lessee, the insurance rate shall at any time be higher than it would otherwise be, Lessee shall reimburse Lessor for that part of all insurance premiums charged because of such violation or occupancy be Lessee. Lessee agrees to reimburse Lessor for any increases in the amount of Fire Insurance premiums that may result over the premiums for 2008.

10.

Examination of Premises and No Oral Representation. The taking possession of the Premises by Lessee shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken and that Lessor has performed all of Lessor's work with respect thereto. Lessor does not warrant the condition of any build out work in place. No representations, except those contained herein, have been made on the part of Lessor with respect to the order, repair or condition of the Premises, the Building or other Property. Lessee will make no claim against Lessor on account of any representatives whatsoever whether made by any renting agent, broker, officer or other representative of Lessor or which may be contained in any circular, prospectus or advertisement relating to the Premises, or otherwise, unless the same is specifically set forth in this Lease.

Lessee is taking the subject premises in ''As Is”, "Where Is" condition. Lessee shall be responsible for all repairs to the premises and to all property within the premises except as otherwise provided herein. Additionally, Lessee understands that the subject property was built in 1968, and may require certain updating and the like. Lessee will be responsible for any and all repairs and or replacements, or updating required within their leased premises including the entire air conditioning system which services floors four (4) and six (6). Lessor will only be responsible for structural, waterproofing common area, and exterior repairs.

11.

Subordination. This Lease shall at all times be subject and subordinate to the lien of any mortgage, lien, encumbrance or underlying lease which now exists or may hereafter be made as a lien upon the premises, the Building or the Property, or any portion thereof, and to any and all advances made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidations and extensions thereof. This paragraph shall be self operative and no further instrument of subordination shall be required. Nonetheless, Lessee shall, at any time hereafter on demand, execute any instruments, releases or other documents that may be required by any mortgagee or underlying Lessor for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or underlying lease, and Lessee does hereby irrevocably appoint Lessor as its attorney in-fact to execute and deliver any such instrument, release or other document for and on behalf of Lessee.

12.

Use of Premises. The Premises shall only be used and occupied for the purpose of Corporate Offices and general office use not to include any medical services and for no other purpose without Lessor's written consent. Lessee shall, at its own cost and expense, at all times comply with all applicable federal, state, county and municipal laws, ordinances, zoning codes, statutes, restrictions and requirements in connection with the use of the premises.

13.

Common Areas.  (a)  All areas, space, equipment and services provided by Lessor, if any, for the common use and benefit of Lessor and the occupants of the Building, their respective employees, agents, customers and invites, including without limiting the generality of the foregoing, exterior Building surfaces, support and all structural elements, roof, parking areas, driveways, passages, loading docks, sidewalks, ramps, open and enclosed courts and halls, landscaped areas, signs (except for Lessee's sign, if any, as described in Paragraph 37 herein below), exterior stairways, retaining walls, rest-rooms not located within the leased premises of any tenant and other areas and improvements provided by Lessor for the common use of Lessor and tenants shall be deemed "Common Area", and shall be subject to the exclusive control and management of Lessor. Lessor shall have the right to police the Common Areas; to change the area level, location and arrangement of parking areas, and other facilities; to reasonably restrict parking by Lessee; to close all or any portions of said Common Areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to temporarily close all or any portion of the parking areas or facilities to discourage non-customer parking. Lessor shall also have the right to make changes, additions, deletions, alterations and improvements in and to the Common Areas, or any portion thereof, and there shall be no reduction in the rent or other sums due under this Lease as a result of any of the same except any decrease or change in parking spaces requires Lessee's written consent. Lessor shall operate and maintain the Common Areas in such manner as Lessor in its discretion shall determine, and Lessor shall have full right and authority to employ and discharge all personnel with respect to the operation and maintenance of the Common Areas. Lessee agrees to comply with all rules and regulations which may from time to time be promulgated by Lessor with respect to the operation and use of the Common Area services being furnished the Building unless due to the negligence of Lessor, provided no such failure or interruption shall entitle Lessee to terminate this Lease or entitle

Lessee to any right of setoff against the payment of rent or any other sums due from Lessee under this Lease.

(b)

Lessor shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking areas located within the Common Areas or the property, unless caused by negligence of Lessor.

(c)

Notwithstanding anything herein to the contrary, Lessor shall not be obligated to provide any type of security in or about the Premises, the Common Areas, the Building or the Property for Lessee, its customers, guests, contractors, concessionaires, agents, lessees or invitees, or guarantee the safety or security of Lessee, its customers, guests, contractors, concessionaires, agents, lessees or invitees. If Lessor is made a party to any litigation commenced as a result of Lessor's alleged failure to provide security personnel for Lessee, its customers, guests, contractors, concessionaires, agents, lessees or invitees, then Lessee shall protect, defend and hold Lessor harmless and shall pay all costs, expenses and attorney's fees incurred or paid by Lessor in connection with such litigation, including all appeals therefrom.

14.

Equipment and Trade Fixtures. Lessee may install or cause to be installed such equipment and trade fixtures as are reasonably necessary for the operation or Lessee's business. Such equipment and trade fixtures shall remain personal property, and title thereto shall continue in the owner thereof, and shall be removable at the expiration or earlier termination of this Lease or any renewal thereof, provided Lessee shall not at such time be in default under any covenant or agreement contained in this Lease, and provided that Lessee repairs, at its own cost, any damage caused by removal or such equipment and trade fixtures, reasonable wear and tear excepted. Lighting fixtures, flooring, plumbing fixtures, equipment, any attached furnishings and air conditioning equipment, whether or not installed by Lessee shall not be removable at the expiration or earlier termination of this Lease or at the expiration of any renewal or extension thereof, and shall become the property of Lessor. If such equipment and trade or other fixtures are subject to a lien or title retention instrument, the holder of such lien or title retention instrument shall have the right and be able to enforce the same as stated herein. Lessee shall pay prior to delinquency all taxes against and levied upon fixtures, furnishings, equipment, inventory and all other personal property of Lessee contained in the Premises.

15.

Rules and Regulations. Lessee agrees to observe and comply with all reasonable rules and regulations promulgated from time to time by Lessor with respect to use of the Premises, the common areas, the Building and the Property. Lessor shall not be liable to Lessee for violation of the same or for any act or omission by any other tenant or occupant of the Building. Parking spaces will be distributed on a pro-rata basis. The total number of spaces which will be included with the space being leased will be equal to five (5) parking spaces. Lessee acknowledges Rules and Regulations Exhibit "B" of this Lease.

16.

End of Term. At the expiration of this Lease, whether according to its terms, or as the result of the occurrence of an event herein stipulated as terminating this Lease, Lessee shall surrender the Premises to the Lessor. Lessee shall deliver all keys and combinations to locks, safes and vaults (which are not readily removable without damaging the Premises) to Lessor. All alterations and additions to the Premises made by the Lessee in accordance with the terms of this Lease except trade fixtures shall become immediately the Property of the Lessor at the time said alterations or additions to the Premises are made, and shall remain upon the

Premises at the termination of this Lease, unless the Lessor shall require the restoration of the Premises to their original condition, reasonable wear and tear excepted, in which event the Lessee shall, at its own expense, remove such of said alterations, additions and decorations as the Lessor requires and shall restore, excepting improvement made in accordance with Paragraph 17 (d) at Lessee's own expense, the Premises to its original condition. The Lessee shall, at its own expense, repair any damage caused by the removal of any of Lessee's property at the termination of this Lease reasonable wear and tear excepted. Lessee's obligation to perform hereunder shall survive the end of the term of this Lease and in the event the Lessor requires the removal of the Lessee's property, and Lessee fails to remove its property on the expiration of this Lease, then said property shall be deemed abandoned and shall become the property of the Lessor. The Lessor shall nevertheless be entitled to perform the obligations of Lessee under this paragraph at Lessee's expense, and Lessee shall be liable to the Lessor for all reasonable costs incurred by the Lessor in the performance of such obligations. Any dispute regarding these matters shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. Any holding over after the expiration of the lease term shall be construed to be a tenancy from month-to-month at the rents herein specified so far as applicable. In the event such holding over is without the consent of Lessor, Lessee shall be obligated to pay one and one half (1 1/2) the latest monthly rent set forth herein.

17.

Condition of Premises.  (a)  Lessee shall not cut drill into, disfigure, deface or injure any part of the Premises, nor obstruct or permit any obstruction, alteration, addition, improvement, decoration or installation in the Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. In addition to the foregoing, Lessee shall not permit any type of carpet or similar substance to be attached in any way to any of the walls of the Premises.

(b)

Lessee hereby agrees to maintain, at Lessee's expense, the Premises in the same condition, order and repair as they are on the commencement of this Lease, excepting reasonable wear and tear by Lessee. Lessee's obligation to maintain and make necessary repairs to the Premises shall include, but not be limited to, the interior of the Premises, exterior and interior windows, doors and entrances, signs, plate glass, floor coverings, interior wall columns and partitions, lighting, heating, plumbing and sewerage facilities, machinery, equipment, and all air conditioning equipment. If Lessee refuses or neglects to make repairs, Lessor shall have the right, but not the obligation, to make such repairs on behalf of and for the account of Lessee. In such event, such work shall be paid for by Lessee as additional rent promptly upon receipt of a bill therefore.

(c)

Lessor hereby agrees to maintain, at Lessor's expense, the structural soundness of the exterior of the Premises including the roof and exterior walls, except that repairs required as a result of any act or omission of Lessee, its employees, agents, invitees, licensees, visitors, customer or contractors, shall be made by Lessor at Lessee's sole cost and expense.

(d)

Lessee hereby accepts the Premises in its present "as-is" condition;

18.

Assignment; Subleasing.  Lessee shall not assign this Lease or sublet the Premises or any part thereof, or use or permit the use of the Premises for any purpose other than the use specified herein, or mortgage, pledge or encumber this Lease, in whole or in part or any interest therein, without Lessor's prior written consent. Additionally, even with Lessor's consent, no assignment or subletting shall relieve Lessee of its obligation to pay rent and perform all of the other obligations to be performed by Lessee hereunder, and the acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or constitute a consent to any assignment or subletting. Lessor's consent to any such assignment, sublease or use, will not be deemed a consent to any subsequent assignment, sublease or use.

19.

Lessee's Default. In the event that Lessee shall default in the payment of any installment of rent or any other sums due hereunder and such default shall continue for five (5) days after written notice from the Lessor that the same is due hereunder, or in the event that Lessee shall default in the performance of any other covenant of this Lease and Lessee shall not have cured such default within ten (10) days after the receipt of written notice thereof, or in the event of the occurrence of any default by Lessee under any other terms of the Lease Agreement relating to the Building or the Property, or in the event of the vacating, or abandonment, of the premises by Lessee, or in the event of the filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent, or for Lessee's reorganization or for the appointment of a receiver or trustee of Lessee's property or of Lessee's making an assignment  for the benefit of Lessee's creditors, or in the event of the death, dissolution or adjudication of incompetency of the Lessee, Lessor may, at any time thereafter, at Lessor's option, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have:

(i)

Declare the entire rent for the balance of the term of this Lease, or any part thereof, due and payable forthwith, and bring an action for the recovery thereof.

(ii)

Terminate Lessee's right to possession of the Premises by any lawful means available and retake possession thereof for the account of Lessor, in which event Lessee shall immediately surrender possession of the Premises to Lessor and all further liability under this Lease on the part of Lessor and Lessee shall terminate.

(iii)

Maintain Lessee's right to possession, in which event this Lease shall continue in effect. In such event, Lessor shall be entitled to relet the Premises and enforce all of Lessor's rights and remedies under this Lease, including the right to collect rent and any other sums due hereunder as it becomes due.

(iv)

Pursue any other remedy now or hereafter available to Lessor under the laws and judicial decisions of the State of Florida.

20.

Eminent Domain.  If the entire Premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease (and any option period or right of first refusal exercised hereunder) shall cease as of the date of the possession shall be taken by such public authority and the rent shall be paid up to that day with a proportionate refund by Lessor of any prepaid rent. If a portion of the Premises shall be taken by any public authority under the power of eminent domain, Lessor may elect to: ( i ) terminate this Lease, or ( ) repair and restore, at Lessor's expense, the portion of the Premises not affected by such taking, in which latter event the term of this Lease (and of any option period or right of first refusal exercised or to be exercised hereunder) shall cease with respect to the portion of the premises taken and the base rent and additional rent shall be reduced in proportion to the area taken, effective as of the date possession shall be taken by such public authority. All damages awarded for any taking under the power of eminent domain, whether for the whole or a part of the premises shall belong to and be the property of the lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises, the Building, the Common Areas or the Property; provided, however, that any award made for loss of Lessee's business, or depreciation to, damage to, or costs of removal of, or for the value of stock, trade fixtures, furniture and other personal property belonging to the Lessee, shall inure to the benefit of Lessee, provided that any such award shall be in addition to, and shall not reduce, any award that Lessor may claim in connection with such taking.

21.

Attorneys' Fees and Costs. In the event any legal action is commenced to enforce or interpret any of the provisions of this Lease or as a result of the relationship created hereby, the prevailing party shall be entitled to an award of attorneys' fees and costs incurred at all trial and appellate levels.

22.

Damage by Fire or Other Casualty.  (a)  If the Premises are damaged by fire, the elements or other casualty not due to the fault or negligence of the Lessee, its visitors or invitees or as a result of the occupancy of the Premises by Lessee, but the Premises are not thereby rendered untenantable only in part, Lessor shall as soon as practicable, cause damage to be repaired with insurance proceeds provided therefore and the rent hall be abated. Said repairs will be done within 120 days of insurance settlement and city approval of repairs proposed.

(b)

If the Premises are damaged by fire, the elements, or other casualty not due to the fault or negligence of the Lessee, its visitors or invitees as a result of the occupancy of the Premises by Lessee, and the Premises are rendered untenantable only in part, Lessor shall as soon as practicable, cause the damage to be repaired with insurance proceeds provided therefore and the rent shall be abated during the period the Premises are untenantable in proportion as to the part of the Premises rendered untenantable. Said repairs will be done within 120 days of insurance settlement and city approval of repairs proposed.

(c)

If the entire Premises are rendered untenantable by fire, the elements or other casualty not due to the fault or negligence of the Lessee, its visitors or invitees or as a result of the occupancy of the premises by Lessee, the Landlord shall cause such damage to be repaired with insurance proceeds provided therefore and the rent meanwhile shall be abated, provided, however, that Lessor and Lessee shall have notified the other party in writing, of its election not to reconstruct the Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the damage to the Premises. Said notice shall be given within sixty (60) days of the date of the damage to the Premises.

(d)

Notwithstanding anything contained in this Paragraph, Lessor's obligations or election to repair hereunder shall extend only to the work originally done by the Lessor in the Premises. Lessee shall be obligated to repair and pay for any work required to repair or replace the improvements and installations done by Lessee in the Premises and to repair or replace any of Lessee's personal property located in the Premises.

23.

Lessee to Take Good Care of Premises. Lessee shall keep the Premises in a clean, safe and sanitary condition and shall permit no waste or injury to occur to the Premises and fixtures therein, or to any additions and improvements thereto. All damage caused by Lessee's negligence, or that of its agents, servants, employees or visitors shall be repaired promptly by Lessee at Lessee's sole cost and expense. Lessee shall make all necessary repairs, within 15 days of Lessors written notice to lessee to repair same. In the event that the Lessee fails to comply with the foregoing provision within the 15 day period, the Lessor shall have the right (but not the obligation) to enter the Premises and make all necessary repairs at Lessee's cost and expense the same to be added to and be payable with the next monthly installment of rent. Lessee shall also keep the exterior of the Premises, including the Common

Area, clean and free of trash, debris, rubbish or merchandise. There shall be no storage by Lessee outside the Premises.

24.

Prohibition and Indemnify Against Liens. It is agreed that under no circumstances shall Lessee allow any claims of lien to be filed against the Property, or any portion thereof, or any interest of Lessor in the property or any portion thereof, or against the leasehold interest of the Lessee as a result of any improvements. constructing, installations, or repairs to the Premises for either labor or materials performed or furnished on behalf of Lessee for the Premises, and Lessee shall indemnify and save Lessor harmless from and against any and all liabilities incurred by Lessor or claimed or assessed or charged against the Premises, including the reimbursement to Lessor of all Lessor's reasonable attorney's fees incurred in connection with defending against the Lessor as a result of said lien. The Lessee shall promptly pay or otherwise discharge or post bond to discharge any and all claims, expenses and liens whatsoever, including any and all claims, expense and liens whatsoever, including any mechanics' materialmen's and laborers' liens asserted or claimed against the Property or any part thereof on account of any work, labor or materials used in the Premises or in any improvements or change thereof made at the request of, or upon the order of, or to discharge the obligation of the Lessee. In the event any such claim of lien is not discharged from against the Property within ten (10) days after the date it has been filed of record, the Lessee shall be in breach of this Lease, and Lessee shall be responsible to Lessor for the cost of all claims made under the claim of lien.

25.

Inspection, Examination and Entry. Lessor and Lessor's agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, and making such alterations, repairs, improvements or additions to the Premises or the Building as Lessor may deem necessary or desirable. The Lessor may display "For Rent" or "For Sale" signs upon the premises during the last ninety (90) days of the initial term or, if there is a renewal term then during the last ninety (90) days of the renewal term. Lessor may, at any time during the term of this Lease (and any renewal or extension thereof), upon one (1) day's notice, show the Premises to any prospective tenants, buyers or mortgagees.

26.

Agreement to Mutually Indemnify. Lessee and Lessor shall indemnify and save each other harmless, and does agree to indemnify and save the other party harmless, or and from all fines, claims, demands and causes of action of every nature whatsoever arising or growing out of or in any manner connected with the occupation or use of the Premises, the Building or the Property by either party and the employees, agents, servants, guests and invitees of either party, including without limiting the generality of the foregoing, any claims, demands and causes of action fort personal injury and/or property damage, and said indemnification shall extend to any fines, claims, demands and causes of action of every nature whatsoever, which may be made upon, sustained or incurred by either party by reason of any breach, violation or nonperformance of any term, covenant or condition hereof on the part of either party, or by reason of any act or omission on the part of either party and the employees, agents, servants, guests and invitees of either party.

27.

Waiver of Claims. Lessor shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Lessee, its employees, agents, licensees, invitees or customers or any other person in or about the Premises, the Building or the Property, caused or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, ventilating and air conditioning systems or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or the Property, unless caused by the negligence of Lessor or its agents. Lessor shall not be liable to Lessee or any third party for any damages arising from any act or neglect of any other tenant of the Building or any other third person, unless caused by the negligence of Lessor or its employees, agents, contractors, or servants.

28.

Building Standard Signs. Tenant shall not install any entry door or other signs without the express prior written consent of Landlord. Upon execution of this lease, Tenant shall advise Landlord of the text which Tenant desires Landlord to use in ordering Tenant's building standard entry door sign and directory signs and upon delivery and installation of said signs, Tenant shall pay Landlord's direct cost therefore. No signs may be installed without the express written consent of Landlord, and approval in writing by Bay Harbor Building Department.

29.

Transfer of Lessor's Interest; Successor. In the event of any transfer or transfers of Lessor's interest in the Premises, the Building or the Property, the Lessor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer. All of the provisions of this Lease shall otherwise bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns, except for security.

30.

Estoppel Certificate. Within ten (10) days of written request by either party, the other party shall execute and deliver to the requesting party a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications), and the dates to which the rent and any other payments hereunder have been paid in advance, if any. It is acknowledged by Lessee that any such statement may be relied upon by any prospective purchaser or existing or prospective mortgagee.

31.

Remedies Cumulative. The various rights, remedies, powers and elections of Lessor reserved expressed or contain in this Lease, are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, powers, options or elections as are now, or may hereafter be, conferred upon Lessor by law.

32.

Brokers. Nicole Messer of Adler Realty Services will earn a 3% rental commission on this transaction which will be paid as follows: $4,050 upon execution of this lease agreement and delivery of security deposit and first month rent in certified funds, and $4,435.20 on payable on September 1, 2010 subject only to Lessee being in good standing and not in default under this Lease Agreement.

33.

Time. Time is of the essence of this Lease and all terms and provisions hereof.

34.

Waiver. Lessor's failure to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any right or election herein contained, shall not be construed as a waiver, nor shall acceptance by Lessor of any amount less than that due hereunder in any way prejudice Lessor's right to recover the balance due.

35.

Expenditures by Lessor. If Lessor shall make any expenditure, for which lessee is liable under this Lease, or if Lessee shall fail to make any payment due from it under this Lease, the amount thereof shall at Lessor's option be deemed "additional rent" and shall be due with the next succeeding installment of rent For the nonpayment of any "additional rent", Lessor shall have the remedies and rights that Lessor has for the nonpayment of the base rent, subject to settlement by arbitration.

36.

Signs. Lessee will not exhibit, inscribe, paint or affix any sign, advertisement or notice or other lettering on any part of the outside of the Premises or of the Building, or inside the Premises if visible from the outside, without first obtaining Lessor's written approval thereof . In the event Lessee installs such signs without said approval, Lessor reserves the right to enter the Premises and remove such signs immediately. Lessee agrees to maintain such approved sign, lettering, etc. in good condition and repaired at all times. Lessee, upon vacating the Premises, or upon the removal or alteration of its sign, if any, shall be responsible for the repair, painting and/or replacement of the Building surface where any such sign is attached, reasonable wear and tear excepted.

37.

Notice. Any notice required or permitted by this Lease shall be delivered by certified or registered mail, postage prepaid, with return receipt requested, or hand delivered, and shall be deemed delivered on the date shown as the delivery date on or the postal service was unable to deliver same, or the date of hand delivery, and be given to the parties as follows:

FOR THE LESSOR:

Paramount Finance Corporation

P.O. Box 402188

Miami Beach FL. 33140

WITH COPY TO:

MILTON RAIJMAN

P.O. BOX 402188

MIAMI BEACH FL. 33140

FOR THE LESSEE:

Daniel Khesin

1135 Kane Concourse 6th Floor

Bay Harbor FL. 33154

WITH COPY TO :

Spiegel & Utrera, P.A.

1840 SW 22nd Street, 4th Floor

Miami FL. 33145

or to such other address as hereafter designated by the parties in notice to the other.

38.

WAIVER OF TRIAL BY JURY. THE PARTIES HERETO SHALL, AND THEY HEREBY WAIVE, TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISE /OR ANY CLAIM OR INJURY OR-DAMAGE. S

39.

Interpretation; Applicable Law; Recording. The word "Lessor " and "Lessee" as used herein shall include the plural as well as the singular. If this Lease is executed by more than one person as "Lessee", such persons executing this Lease as "Lessee" shall be jointly and severally liable for all obligations of the Lessee under this Lease. Words used in masculine gender include the feminine and neuter, as appropriate. The Lease shall be constructed and enforced under the laws of the Sate of Florida. Should any provisions of this Lease be illegal or unenforceable under such laws, it or they shall be considered severed and the remaining provisions shall remain in force and be binding upon the parties hereto just as though the illegal or unenforceable provisions had never been included. The paragraph headings or titles are included herein solely for reference purposes and shall have no effect upon the construction or interpretation of any part hereof. Lessee shall not record this Lease or a written memorandum thereof. This Lease contains the entire understanding between the parties hereto, and may be amended ore modified only by written agreement signed by the parties. Submission of an unexecuted copy of this Lease shall not be deemed to be a binding agreement unless it is fully executed by both the Lessee and Lessor. Lessor and Lessee acknowledge that they are each represented by counsel in connection with this Lease and that each of them or their respective counsel reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or Lessor shall not be employed in the interpretation of this Lease.

40.

Additional Rent. In addition to the base rent and all other payments specified in the Lease, and as part of the total rent to be paid to the Lessor, Lessee agrees to pay Lessor, an additional rent ("Additional Rent") for and with respect to each calendar year (appropriately prorated for any partial calendar year) of the term of this lease (and any renewals or extensions thereof), Lessee's proportionate share of all increases in real estate and personal property taxes, insurance premiums, special assessments, assessments and governmental charges applicable to the Property over those base year 2008. The Lessee's proportionate share is a fraction, the numerator of which is the number of gross square feet in the Premises and the denominator of which is the number of gross leaseable square feet in the Building (exclusive of the Common Areas). Lessor and Lessee acknowledge and agree that the Lessee's proportionate share shall be initially established as thirty-four percent (34%) the actual property tax increase, and insurance premium increases, and of any special assessments, assessments and governmental charges levied on or by the building. Lessee agrees to pay its proportionate share of such increases in real estate taxes, increases to insurance premiums, taxes, special assessments, assessments and governmental charges, plus applicable sales or use tax, within ten (10) days after Lessor gives Lessee written notice of the amount of amounts due. Lessor may also require that Lessee pay said charges on a monthly basis based on prior years assessment.

41.

Radon Gas. Radon is a naturally occurring gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit, pursuant to Florida Statutes, Section 404.056 (8), (1989).

42.

Dates of Possession. Lessee may be given temporary access on or before March 15, 2009, subject to delivery of the security deposit in certified funds for the purpose of beginning to organize the premises for their occupancy. Lessee fully agrees and understands, that occupancy may not begin until such time as first month rent is received by Lessor in certified funds.

43.

Construction / Repairs / Alterations/ Modifications.  Any and all repairs and or modification to the subject property must be approved in writing by the Lessor, and then approved and permitted by the Town of Bay Harbor Islands. It is the Lessee's responsibility to obtain building permits for any and all work performed valued in excess of $100.00.

44.

Use of Elevators.  The use of the elevator for purposes of moving furniture in and out of the premises or the use of the elevator in connection to any construction or remodeling project is strictly prohibited. Any and all use of the elevators for those purposes must be approved by Lessor in his sole discretion.

On March 9th 2009, Leo Smirnov, Vice President, Secretary and Director of Divine Skin, Inc. and DS Laboratories, Inc. will execute this Lease Agreement on behalf of the Divine Skin, Inc. DS Laboratories, Inc. and himself. This Lease Agreement will be binding and valid on all parties signing this agreement. despite the missing signature of Daniel Khesin, Individually who) is currently unavailable to sign this Lease Agreement due to illness.  It is expressly agreed and understood by the parties that Daniel Khesin has approved this Lease Agreement, and has agreed, and is required to sign this Lease Agreement individually once he is released from the hospital and is feeling better.

SIGNATURES

IN WITNESS WHEREOF, the respective parties hereto have executed this Lease on the day and year first written above.

WITNESS:	LESSEE:

DIVINE SKIN, INC.

By:
Name:
Title:

DS LABORATORIES, INC.

By:
Name:
Title:

By:
Daniel Khesin, Individually

By:
Leonid Smirnov, Individually

WITNESS:	LESSOR:

PARAMOUNT FINANCE CORPORATION

By:
Name:
Title:

"Exhibit A"

The property being leased is the fourth (4th) and sixth (6th) Floors of the office building located at 1135 Kane Concourse, Bay Harbor FL. 33154 which has the below described legal description:

BAY HARBOR ISLAND PB 46-5 LOT 16 LESS S15FT BLK 21

the premises, Lessor shall have immediate right to terminate within Lease Agreement, such right allowable prior to adjudication of guilt.

(10) Lessee and all Lessee's employees or guests will only be permitted to park in those parking spaces specifically designated for use by Lessee.

By signing below, Lessee agrees to comply with all of the above stated Rules and Regulations, and these Rules and Regulations are hereby made a part of the Lease Agreement between the Lessee and Lessor. Failure to comply with these Rules and Regulations will create a default under the terms of the Lease Agreement.